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                                                                   EXHIBIT 21.1


                              PATHMARK STORES, INC.

                              LIST OF SUBSIDIARIES


              NAME                                               STATE OF INCORPORATION
              ----                                               ----------------------

       AAL Realty Corp..................................              New York
       Bridge Stuart, Inc...............................              New York
       Bucks Stuart, Inc................................              Pennsylvania
       GAW Properties Corp..............................              New Jersey
       East Brunswick Stuart, Inc.......................              Delaware
       Glenolden Stuart, Inc............................              Delaware
       Lancaster Pike Stuart, LLC.......................              Delaware
       Plainbridge, Inc.................................              Delaware
       Upper Darby Stuart, LLC..........................              Delaware